UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 14, 2007
PROLINK HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-25007 (Commission File Number)	65-0656268 (IRS Employer Identification No.)
410 South Benson Lane
Chandler, AZ 85224
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (480) 961-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement
     On September 14, 2007, ProLink Holdings Corp. (the “Company”) entered into a definitive Acquisition Agreement (the “Acquisition Agreement”) with Elumina Iberica, S.A., Elumina Iberica UK Limited, GP Ads, S.L. and GP Ads Ltd. (together, the “Elumina Entities” or “Elumina”), and the sole shareholders of the Elumina Entities, Kevin Clarke and Mark Smart (the “Sellers”). Elumina has been the Company’s international distributor since 2005. Upon the closing of the transaction pursuant to the Acquisition Agreement, the Company will acquire 100% of the outstanding capital stock of the Elumina Entities in exchange for 30,000,000 shares of common stock of the Company, plus 8,000,000 shares which will be placed in escrow and are subject to forfeiture in the event of failure by the Elumina Entities to obtain certain profitable operating results during calendar year 2008 with (A) 50% of such shares retained by the Seller if after-tax net profit equals an amount of at least $4.5 million and less than $5.5 million, (B) 75% of such shares retained by the Seller if after-tax net profit equals an amount of at least $5.5 million and less than $6.5 million, and (C) 100% of such shares retained by the Seller if after-tax net profit equals an amount of at least $6.5 million. Of the 30,000,000 shares, 2,000,000 shares shall be placed in escrow to cover indemnification claims by the Company. The Sellers may be eligible for an earn-out of an additional 5,000,000 shares of common stock of the Company if (i) the Company meets a target of $10 million in earnings before taxes on a consolidated basis in calendar year 2009, (ii) the Company’s gross revenue for advertising on a consolidated basis meets a target of $15 million in calendar year 2009 or (iii) a change of control of the Company occurs between May 1, 2008 and December 31, 2009.
     Following closing, the Sellers will enter into two-year employment agreements appointing them as co-chief operating officers in charge of the non-U.S. operations of the Company. Additionally, after the closing and until the Sellers collectively hold shares of the Company exceeding 10% of the issued and outstanding shares of capital stock of the Company, the Sellers shall have the right to nominate two individuals to serve on the Board of Directors of the Company. The Company has also agreed that within one year following closing, the Company shall register the resale of all of the shares received by the Sellers under the Acquisition Agreement.
     Pursuant to the Acquisition Agreement, the acquisition shall close no later than November 30, 2007, subject to customary closing conditions.
     A copy of the press release announcing the execution of the Acquisition Agreement is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
          (d) Exhibits
               99.1 Press Release dated September 17, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLINK HOLDINGS CORP.
Dated: September 20, 2007	/s/ Lawrence D. Bain
Lawrence D. Bain
Chief Executive Officer

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release dated September 17, 2007